An Amendment, dated April 22, 2008, and an Amendment dated March 25, 3008, to the Amended and Restated
Declaration of Trust of MFS Series Trust III, dated December 16, 2004, is contained in Post-Effective
Amendment  No. 42 to the  Registration  Statement  (File Nos.  2-60491  and
 811-2794),  as filed with the
Securities and Exchange  Commission via EDGAR on May 30, 2008,  under Rule
 485 under the Securities Act of
1933.  Such document is incorporated herein by reference.